Exhibit 99.2

Wish Announces CEO Transition

  Piotr Szulczewski to step down as CEO
  Mr. Szulczewski to remain on the Company’s board
  Company has commenced search for permanent CEO

SAN FRANCISCO--(BUSINESS WIRE)--November 10, 2021--ContextLogic Inc. (d/b/a “Wish”) (NASDAQ: WISH), one of the world’s largest mobile ecommerce platforms, today announced that Piotr Szulczewski will be stepping down as Chief Executive Officer. He will remain on the Company’s board of directors.

To ensure an orderly transition, Mr. Szulczewski will remain CEO until either a successor is appointed by the Company’s board of directors, or no later than February 1, 2022. The Company has engaged an executive search firm to assist in recruiting a new CEO.

“As Wish’s Founder and CEO for more than 10 years, Piotr has played an instrumental role in creating a global, publicly-traded, billion-dollar ecommerce marketplace that millions of shoppers use every day. He has laid the groundwork for Wish to continue to grow and thrive and will leave the business in the capable hands of our new, highly talented and invigorated leadership team,” said Tanzeen Syed, Lead Independent Director, Wish. “On behalf of the Board of Directors and the entire team at Wish, I want to express my sincerest gratitude to Piotr for his contributions to the company. We look forward to him continuing to guide Wish as a member of our board of directors as we enter our next stage of growth.”

Mr. Szulczewski founded Wish in 2010 and has served as CEO since July 2010. Prior to founding the Company, he held various positions at Google, Inc.

“It has been an honor to found and lead Wish through its incredible growth as a private business and during its early days as a publicly-traded company,” said Piotr Szulczewski. “My vision in creating Wish was to bring affordable and accessible goods to a consumer population that has been neglected by existing ecommerce offerings. I am so proud of what we have achieved so far, but we still have a long way to go.”

Mr. Szulczewski adds, “As we turn to the next chapter, I am confident in the leadership team we have in place to realize our vision and support Wish in this next phase of transformation and global growth. I look forward to remaining involved in setting the Company’s future direction as a member of the board of directors.”

The news of Mr. Szulczewski’s transition follows a series of C-suite appointments announced by Wish this year. Last month, former Shutterfly, Inc. executive Vivian Liu was named Chief Financial Officer and, earlier in the year, former Google executives Farhang Kassaei and Tarun Jain were appointed Chief Technology Officer and Chief Product Officer, respectively.

About Wish:

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers in over 100 countries to over half a million merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish's search for a new CEO, timing for the CEO transition, outlook, priorities, strategic direction and expectations regarding future growth. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts

Investor Relations:
David Anhalt, Wish
ir@wish.com

Media contacts:
Carys Comerford-Green, Wish
press@wish.com